UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

Healthcare Integrated Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36564	85-1173741
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Weisgarber Road Knoxville, TN	37919
(Address of Principal Executive Offices)	(Zip Code)

(865) 237-4448
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2025, we appointed Ken Greenwood, 66, as our Chief Product Architect. Mr. Greenwood was previously our Chief Technology Officer (CTO). Mr. Greenwood’s responsibilities as Chief Product Architect will be to act as our strategic leader, responsible for defining and driving the overarching vision, strategy, architecture and technical direction of the Company’s products from ideation to delivery, aligning product innovation with business objectives, market trends, and customer needs, ensuring the delivery of scalable, robust, and forward-thinking solutions. Mr. Greenwood’s change in title and responsibilities was due to the growth of the Company and the resulting need to realign Mr. Greenwood’s role.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Non-Employee Chief Product Architect Agreement with Ken Greenwood dated March 11, 2025

104	Cover Page Interactive Data File (embedded in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Integrated Technologies Inc.

Date: March 11, 2025	By:	/s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer